                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by 14a-6(e)(2))
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Under Section 240.14(a)-11(c) or to
          Section 240.14(a)-12

                              ECHELON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other  than Registrant)

Payment of filing fee (Check the appropriate box):

     [X]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
          11.

          (1)  Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------

          (2)  Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               -----------------------------------------------------------------

          (4)  Proposed maximum aggregate value of transaction:

               -----------------------------------------------------------------

          (5)  Total fee paid:
                              --------------------------------------------------

     [ ]  Fee paid previously by written preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:__________________________________________

          (2)  Form, Schedule or Registration Statement No.:____________________

          (3)  Filing Party:____________________________________________________

          (4)  Date Filed:______________________________________________________

                              ECHELON CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 11, 2001
                            9:30 A.M. PACIFIC TIME

   We cordially invite you to attend the 2001 Annual Meeting of Stockholders of Echelon Corporation. The meeting will be held on Monday, June 11, 2001 at 9:30 a.m., Pacific Time at our principal executive offices located at 415 Oakmead Parkway, Sunnyvale, California 94086. At the meeting we will:

  1. Elect three Class C directors for a term of three years and until their successors are duly elected and qualified;

  2. Ratify the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 2001; and

  3. Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.

   These items are fully discussed in the following pages, which are made part of this Notice. Stockholders who owned our common stock at the close of business on Monday, April 16, 2001 may attend and vote at the meeting. If you will not be attending the meeting, we request that you vote your shares as promptly as possible. You may be eligible to vote your shares in a number of ways. You may mark your votes, date, sign and return the Proxy or voting instruction form. If you have shares registered directly with our transfer agent, Mellon Investor Services LLC ("Mellon"), you may choose to vote those shares via the Internet at Mellon's voting Web site (http://www.proxyvoting.com/elon), or you may vote telephonically, within the U.S. and Canada only, by calling 1-800-840-1208 (toll-free). If you hold our shares with a broker or bank, you may also be eligible to vote via the Internet or to vote telephonically if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services. If your shares of common stock are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may choose to vote those shares via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com) or telephonically by calling the telephone number shown on your voting form. See "Voting Via the Internet or By Telephone" in the Proxy Statement for further details. Any stockholder attending the meeting may vote in person, even though he, she or it has already returned a Proxy.

                                          Sincerely,

                                          M. Kenneth Oshman
                                          Chairman of the Board, President and
                                          Chief Executive Officer

Sunnyvale, California
April 30, 2001

                              ECHELON CORPORATION

                               ----------------

                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   Our Board of Directors is soliciting Proxies for the 2001 Annual Meeting of Stockholders to be held at our principal executive offices located at 415 Oakmead Parkway, Sunnyvale, California 94086 on Monday, June 11, 2001, at 9:30 a.m., Pacific Time, and at any postponement or adjournment thereof. Our telephone number at this address is 408-938-5200. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting. Please read it carefully.

   Proxy materials, which include the Proxy Statement, Proxy, letter to stockholders and Form 10-K for the fiscal year ended December 31, 2000, were first mailed to stockholders on or about April 30, 2001.

Costs of Solicitation

   We will pay the costs of soliciting Proxies from stockholders. We are required to request brokers and nominees who hold our common stock in their name to furnish our Proxy materials to beneficial owners of such common stock. We may reimburse such firms and nominees for their reasonable expenses in forwarding the Proxy materials to these beneficial owners. Certain of our directors, officers and employees may solicit Proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means.

                             QUESTIONS AND ANSWERS

Q:  Who can vote at the meeting?

A: The Board set April 16, 2001 as the record date for the Annual Meeting. All stockholders who owned Echelon Common Stock on April 16, 2001 may attend and vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. On April 16, 2001, 38,511,343 shares of our common stock were outstanding.

Q:  How many votes do you need to hold the meeting?

A: Shares are counted as present at the meeting if you:

     -- are present and vote in person at the meeting; or

     -- have properly submitted a Proxy Card or voted by telephone or via the Internet.

   A majority of Echelon's outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

Q:  What proposals will be voted on at the meeting?

A: There are two proposals scheduled to be voted on at the meeting:

     -- Election of the nominees for director set forth in this Proxy Statement; and

  --Ratification of the appointment of Arthur Andersen LLP as our independent public accountants for the fiscal year ending December 31, 2001.

Q:  What is the voting requirement to approve each of the proposals?

A: For the election of directors, the three (3) individuals receiving the highest number of "FOR" votes will be elected. Proposal Two requires the affirmative "FOR" vote of a majority of the shares of our outstanding common stock represented, in person or by proxy, and entitled to vote.

Q:  How are votes counted?

A: You may vote either "FOR" or "AGAINST" each nominee for the Board of Directors. You may vote "FOR," "AGAINST" or "ABSTAIN" on the other proposal. If you abstain from voting on the other proposal, it has the same effect as a vote against. If you just sign your Proxy Card with no further instructions, your shares will be counted as a yes vote "FOR" each Director and "FOR" ratification of the appointment of our independent public accountants. If you do not vote and you hold your shares in a brokerage account in your broker's name (this is called "street name"), your shares will not be counted in the tally of the number of shares cast "FOR," "AGAINST" or "ABSTAIN" on any proposal where your broker does not have discretionary authority to vote, and therefore will have the effect of reducing the number of shares needed to approve any of those items. However, these shares may be counted for the purpose of establishing a quorum for the meeting. Voting results are tabulated and certified by our transfer agent, Mellon Investor Services LLC.

Q:  How can I vote my shares in person at the meeting?

A: Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to do so, please bring the enclosed Proxy Card or proof of identification to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:  How can I vote my shares without attending the meeting?

A: Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or nominee. In most cases, you will be able to do this by telephone, using the Internet or by mail. Please refer to the summary instructions included on your Proxy Card. For shares held in street name, the voting instruction card will be included by your stockbroker or nominee.

     BY TELEPHONE OR THE INTERNET--If you have telephone or Internet access, you may submit your proxy by following the "Vote by Telephone" or "Vote by Internet" instructions on the Proxy Card.

     BY MAIL--You may do this by signing your Proxy Card or, for shares held in street name, by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage prepaid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:  How can I change my vote after I return my Proxy Card?

A: You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new Proxy Card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:  What is Echelon's voting recommendation?

A: Our Board of Directors recommends that you vote your shares "FOR" each of the three nominees to the Board and "FOR" ratification of the appointment of Echelon's independent public accountants.

Q:  Where can I find the voting results of the meeting?

A: The preliminary voting results will be announced at the meeting. The final results will be published in our first quarterly report on Form 10-Q filed after the date of the meeting.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

   Our stockholders may submit proposals that they believe should be voted upon at the Annual Meeting or nominate persons for election to our Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), some stockholder proposals may be eligible for inclusion in our 2002 Proxy Statement. Any such stockholder proposals must be submitted in writing to the attention of the Assistant Secretary, Echelon Corporation, 415 Oakmead Parkway, Sunnyvale, California 94086, no later than December 31, 2001, or the date which is 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2002 Proxy Statement.

   Alternatively, under our Bylaws, a proposal or a nomination that the stockholder does not seek to include in our 2002 Proxy Statement pursuant to Rule 14a-8 may be submitted in writing to the Assistant Secretary, Echelon Corporation, 415 Oakmead Parkway, Sunnyvale, California 94086, for the 2002 Annual Meeting of Stockholders not less than 60 days nor more than 120 days prior to the anniversary of the date on which we first mail our proxy materials for this year's Annual Meeting. For our 2002 Annual Meeting, this means that any such proposal or nomination will be considered untimely if submitted to us earlier than December 31, 2001 or later than March 1, 2002. Note, however, that in the event we provide less than 70 days notice or prior public disclosure to stockholders of the date of the 2002 Annual Meeting, any stockholder proposal or nomination not submitted pursuant to Rule 14a-8 must be submitted to us not later than the close of business on the tenth day following the day on which notice of the date of the 2002 Annual Meeting was mailed or public disclosure was made. For example, if we provide notice of our 2002 Annual Meeting on April 15, 2002, for a 2002 Annual Meeting on May 30, 2002, any such proposal or nomination will be considered untimely if submitted to us after April 25, 2002. For purposes of the above, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by us with the Securities and Exchange Commission (the "SEC"). As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder's ownership of our common stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws (the "Bylaw Deadline"), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2002 Annual Meeting.

   The rules of the SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in our Proxy Statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the 2002 Annual Meeting is March 16, 2002, or the date which is 45 calendar days prior to the anniversary of the mailing date of this Proxy Statement. If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our Proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Annual Meeting.

   Because the Bylaw Deadline is not capable of being determined until we publicly announce the date of our 2002 Annual Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2002 Annual Meeting and we believe that our Proxy holders at such meeting would be allowed to use the discretionary authority granted by the Proxy to vote against the proposal at such meeting without including any disclosure of the proposal in the Proxy Statement relating to such meeting.

   We have not been notified by any stockholder of his, her or its intent to present a stockholder proposal from the floor at the 2001 Annual Meeting. The enclosed Proxy grants the Proxy holders discretionary authority to vote on any matter properly brought before the 2001 Annual Meeting, including any stockholder proposals received between the date of this Proxy Statement and the Bylaw Deadline for the 2001 Annual Meeting, which is May 10, 2001, or the date which is ten calendar days after the date this Proxy Statement is mailed.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

General

   We currently have eight members on our Board of Directors. Our Board of Directors is divided into three classes, with each director serving a three-year term and one class being elected at each year's Annual Meeting of Stockholders. Directors Richard M. Moley, Arthur Rock and M. Francesco Tato are the Class C directors whose terms expire at the Annual Meeting of Stockholders to be held June 11, 2001. Directors M. Kenneth Oshman and Larry
W. Sonsini are the Class A directors whose terms will expire at the 2002 Annual Meeting of Stockholders, and directors Robert J. Finocchio, Jr., Armas Clifford Markkula, Jr. and Robert R. Maxfield are the Class B directors whose terms will expire at the 2003 Annual Meeting of Stockholders. All of the directors, including the Class C nominees, are incumbent directors. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned above. Unless otherwise instructed, the holders of Proxies solicited by this Proxy Statement will vote the Proxies received by them for the three Class C nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The Board of Directors recommends a vote "FOR" the election of each of the nominees listed above.

Nominees

   The names of the members of our Board of Directors, including the Class C nominees, their ages as of April 16, 2001 and certain information about them, are set forth below.

              Name               Age           Principal Occupation
 ------------------------------- --- ----------------------------------------
 M. Kenneth Oshman.............. 60  Chairman of the Board, President and
                                     Chief Executive Officer of Echelon

 Robert J. Finocchio, Jr. (1)... 49  Corporate director, private investor and part time professor

 Armas Clifford Markkula,            Vice Chairman of the Board of Directors
  Jr. (1)....................... 59  of Echelon

 Robert R. Maxfield (2)......... 59  Private investor

 Richard M. Moley (2) (3)....... 62  Director of Echelon

 Arthur Rock (1) (3)............ 74  Principal of Arthur Rock & Co.

 Larry W. Sonsini............... 60  Chairman of the Executive Committee of
                                     Wilson Sonsini Goodrich & Rosati

 M. Francesco Tato (3).......... 68  Chief Executive Officer of ENEL S.p.A.

--------
(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

(3)  Denotes nominee for election at the 2001 Annual Meeting of Stockholders.

   M. Kenneth Oshman has been President and Chief Executive Officer of our company since December 1988. Mr. Oshman, with three associates, founded ROLM Corporation, a telecommunications equipment company, in 1969. He was Chief Executive Officer, President and a director at ROLM from its founding until its merger with IBM in 1984. Following the merger, he became a Vice President of IBM and a member of its Corporate Management Board. He remained in that position until 1986. Prior to founding ROLM Corporation, Mr. Oshman was a member of the technical staff at Sylvania Electric Products from 1963 to 1969. Mr. Oshman also serves as a director of Sun Microsystems, and Knight-Ridder. Mr. Oshman earned B.A. and B.S.E.E. degrees from Rice University and M.S. and Ph.D. degrees in Electrical Engineering from Stanford University.

   Robert J. Finocchio, Jr. has been a director of our company since August 1999. Mr. Finocchio served as Chairman of the Board of Informix Corporation from August 1997 to September 2000. From July 1997 until July 1999, Mr. Finocchio served as President and Chief Executive Officer of Informix. From December 1988 until May 1997, Mr. Finocchio was employed with 3Com Corporation, a global data networking company, where he held various positions, most recently serving as President, 3Com Systems. Mr. Finocchio also serves as a director of Latitude Communications, Turnstone Systems, and Resonate. Mr. Finocchio is also a Trustee of Santa Clara University. Mr. Finocchio holds a B.S. degree in economics from Santa Clara University and an M.B.A. degree from the Harvard Business School.

   Armas Clifford Markkula, Jr. is the founder of our company and has served as a director since 1988. He has been Vice Chairman of Echelon's Board of Directors since 1989. Mr. Markkula was Chairman of the Board of Apple Computer, Inc. from October 1993 to February 1996 and was a director from 1977 to 1997. A founder of Apple, he held a variety of positions there, including President/Chief Executive Officer and Vice President of Marketing. Prior to founding Apple, Mr. Markkula was with Intel Corporation as Marketing Manager, Fairchild Camera and Instrument Corporation as Marketing Manager in the Semiconductor Division, and Hughes Aircraft as a member of the technical staff in the company's research and development laboratory. Mr. Markkula received B.S. and M.S. degrees in Electrical Engineering from the University of Southern California.

   Robert R. Maxfield has been a director of our company since 1989. He was a co-founder of ROLM Corporation in 1969, and served as Executive Vice President and a director until ROLM's merger with IBM in 1984. Following the merger, he continued to serve as Vice President of ROLM until 1988. Since 1988, he has been a consulting professor in the Engineering-Economic Systems Development Department at Stanford University, and was a venture partner with Kleiner, Perkins, Caufield & Byers from 1989 to 1992. Dr. Maxfield received B.A. and B.S.E.E. degrees from Rice University, and M.S. and Ph.D. degrees in Electrical Engineering from Stanford University.

   Richard M. Moley has been a director of our company since February 1997. Since August 1997, Mr. Moley has been a private investor. From July 1996 to August 1997, he served as Senior Vice President, Wide Area Business Unit and as a director of Cisco Systems, following Cisco Systems' purchase of StrataCom, Inc., where he was Chairman of the Board, Chief Executive Officer and President. Mr. Moley also serves as a director of Linear Technology, Inc. and Netro Corporation. Mr. Moley received a B.S. degree in Electrical Engineering from Manchester University, an M.S. degree in Electrical Engineering from Stanford University and an M.B.A. degree from Santa Clara University.

   Arthur Rock has been a director of our company since December 1988. Mr. Rock has been Principal of Arthur Rock & Co., a venture capital firm, since 1969. Mr. Rock serves as a Director Emeritus of Intel Corporation. Mr. Rock received a B.S. degree in Political Science and Finance from Syracuse University and an M.B.A. degree from Harvard University.

   Larry W. Sonsini has been a director of our company since August 1993. Mr. Sonsini serves as Chairman of the Executive Committee of the law firm of Wilson Sonsini Goodrich & Rosati, where he has practiced since 1966. Mr. Sonsini also serves as a director of Brocade Communications Systems, Commerce One, Lattice Semiconductor Corporation, Novell, Pixar, and TIBCO Software. Mr. Sonsini received an A.B. degree in Political Science and Economics and an L.L.B. degree from the University of California at Berkeley.

   M. Francesco Tato has been a director of our company since September 2000. Mr. Tato has been Chief Executive Officer of ENEL S.p.A., the Italian electric, gas, water and TLC utility, since June 1996. He was in the Olivetti group, an Italian information technology corporation, from 1956 to 1982, where he served as Vice President International Marketing of Olivetti General Electric, Managing Director of Olivetti Austria, British Olivetti and Deutsche Olivetti, and later Executive Vice President International Business of the Olivetti Group. From 1982 to 1984, Mr. Tato served as Chairman of the Board of Mannesman Kienzle. From 1984 to 1986 and from 1991 to 1996, he was CEO of Arnoldo Mondadori Editore, one of Europe's leading publishing houses, serving also as CEO of the parent company, Fininvest Group, from 1993 to 1995. He also served as Chairman of the Board of Triumph Adler (Olivetti Group) from 1986 to 1989. Mr. Tato is the author of several books on management and holds a degree in Philosophy from the University of Pavia, Italy.

Board Meetings and Committees

   The Board of Directors held six meetings in 2000. Each director is expected to attend each meeting of the Board and those Committees on which he serves. Each incumbent director attended at least 75% of the Board and Committee meetings during 2000, except for Mr. Sonsini, who attended 67% of the meetings held by the Board, and Mr. Tato, who attended 50% of the meetings held by the Board during that portion of 2000 in which he served on the Board of Directors. Certain matters were approved by the Board of Directors or a Committee of the Board of Directors by unanimous written consent. The Board of Directors currently has a standing Audit Committee and a Compensation Committee. The Audit Committee has a written charter that has been approved by the Board of Directors. The Board of Directors has no Nominating Committee or committee performing similar functions. Each committee is described as follows:

                                                                      Number of
                                                                      Meetings
                                                                         in
Name of Committees                                                     Fiscal
and Members              Functions of the Committees                    2000
------------------       ---------------------------                  ---------

AUDIT                    --monitors and reviews corporate financial       3
Robert J. Finocchio,       reporting and internal and external
Jr. (1)                    audits;
Armas Clifford           --provides the Board of Directors the
Markkula, Jr.              results of its examinations and
Arthur Rock                recommendations;
                         --outlines to the Board of Directors
                           improvements made, or to be made, in
                           internal accounting controls;
                         --nominates independent auditors; and
                         --provides the Board of Directors with
                           other information and materials necessary to make the Board of Directors aware of significant financial matters.

COMPENSATION             --reviews and approves the executive             3
Robert R. Maxfield         compensation policies; and
Richard M. Moley         --administers the employee stock option
                           plan.

Director Compensation

   We do not currently pay compensation to directors for serving in that capacity. Nonemployee directors are eligible to participate in our 1998 Director Option Plan which provides for the automatic grant of an option to purchase 25,000 shares of Common Stock to each nonemployee director who first becomes a nonemployee director after May 29, 1998. Each nonemployee director shall automatically be granted a 10,000 share option on the date of each annual meeting of stockholders, provided he or she is re-elected to the Board of Directors or otherwise remains on the Board on such date and provided that on such date he or she shall have served on the Board for at least the preceding six months. All options granted under this plan are fully vested. During 2000, Mr. Finocchio, Mr. Markkula, Mr. Maxfield, Mr. Moley, Mr. Rock and Mr. Sonsini were each granted a 10,000 share option at a per share exercise price of $30.25 and Mr. Tato was granted a 25,000 share option at a per share exercise price of $41.25.

                                 PROPOSAL TWO

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   At the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed Arthur Andersen LLP as our independent public accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2001, and recommends that the stockholders vote "FOR" ratification of such appointment.

   Arthur Andersen LLP has audited our financial statements since 1988. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from the stockholders.

           SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

   To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our common stock, as of March 31, 2001, for:

  . each person who we know beneficially owns more than 5% of our common stock;

  . each of our directors;

  . each of our named executive officers; and

  . all of our directors and executive officers as a group.

   Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown held by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of March 31, 2001, but excludes shares of common stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 38,409,906 shares of common stock outstanding as of March 31, 2001.

                                                        Shares     Percentage
                                                     Beneficially Beneficially
Name                                                    Owned        Owned
----                                                 ------------ ------------
5% Stockholders:
ENEL S.p.A. (1).....................................   3,000,000       7.8%

Directors and Executive Officers:
M. Kenneth Oshman (2)...............................   5,920,261      15.1%
M. Francesco Tato (1)(3)............................   3,025,000       7.8%
Armas Clifford Markkula, Jr. (4)....................   1,792,038       4.7%
Beatrice Yormark (5)................................   1,031,441       2.7%
Oliver R. Stanfield (6).............................   1,000,541       2.6%
Arthur Rock (7).....................................     742,563       1.9%
Robert R. Maxfield (8)..............................     453,966       1.2%
Frederik Bruggink (9)...............................     308,541         *
Peter A. Mehring (10)...............................     256,000         *
Lawrence Y.H. Chan (11).............................     243,125         *
Richard M. Moley (12)...............................     160,589         *
Larry W. Sonsini (13)...............................      42,761         *
Robert J. Finocchio, Jr. (14).......................      35,000         *
All directors and executive officers as a group (15
 persons) (15)......................................  15,251,156      37.3%

--------
  *  Less than 1%.

 (1) Principal address is Viale Regina Margherita 137, Rome, Italy 00198. Mr. Tato, a director of our company, is the Chief Executive Officer of ENEL and serves on ENEL's Board of Directors. Mr. Tato disclaims beneficial ownership of the shares held by ENEL except to the extent of his pecuniary interest in ENEL.

 (2) Mr. Oshman's principal address is c/o Echelon Corporation, 415 Oakmead Parkway, Sunnyvale, CA 94086. Includes 4,582,120 shares held by M. Kenneth Oshman and Barbara S. Oshman, Trustees of the Oshman Trust dated July 10, 1979, and 488,428 shares held by O-S Ventures, of which Mr. Oshman is general partner. Excludes an aggregate of 36,000 shares held by trusts, not for the benefit of Mr. Oshman, of which Mr. Oshman serves as trustee. Includes a warrant to purchase 249,713 shares of common stock exercisable within 60 calendar days of March 31, 2001. Includes options to purchase 600,000 shares of common stock exercisable within 60 calendar days of March 31, 2001, of which 134,375 are vested at March 31, 2001.

 (3) Includes an option to purchase 25,000 shares of common stock exercisable within 60 calendar days of March 31, 2001, all of which are vested at March 31, 2001.

 (4) Includes 1,587,427 shares held by Armas Clifford Markkula, Jr. and Linda Kathryn Markkula, Trustees of the Restated Arlin Trust Dated December 12, 1990, and 151,928 shares held by the Markkula Family Limited Partnership. Mr. and Mrs. Markkula disclaim beneficial ownership of all but 27,500 of the shares held by the Markkula Family Limited Partnership. Includes a warrant to purchase 40,183 shares of common stock exercisable within 60 calendar days of March 31, 2001. Includes options to purchase 12,500 shares of common stock exercisable within 60 calendar days of March 31, 2001, all of which are vested at March 31, 2001. We have the right, but not the obligation, to repurchase 1,250 shares owned by Mr. Markkula if he should cease to serve on our Board of Directors. This repurchase right expires on April 23, 2001.

 (5) Includes 715,400 shares held by Justin C. Walker and Beatrice Yormark, Trustees of the Walker-Yormark Family Trust Dated October 2, 1992. Includes options to purchase 316,041 shares of common stock exercisable within 60 calendar days of March 31, 2001, of which 207,184 shares are vested at March 31, 2001.

 (6) Includes an aggregate of 170,600 shares held in individual retirement accounts for the benefit of Mr. Stanfield and his wife. Includes options to purchase 308,541 shares of common stock exercisable within 60 calendar days of March 31, 2001, of which 199,684 shares are vested at March 31, 2001.

 (7) Includes 20,000 shares held by a trust for the benefit of Mr. Rock's wife, of which Mr. Rock serves as trustee, and as to which Mr. Rock disclaims beneficial ownership. Excludes 2,000 shares held by a trust, not for the benefit of Mr. Rock, of which Mr. Rock serves as trustee. Includes a warrant to purchase 29,187 shares of common stock exercisable within 60 calendar days of March 31, 2001. Includes options to purchase 25,000 shares of common stock exercisable within 60 calendar days of March 31, 2001, all of which are vested at March 31, 2001. We have the right, but not the obligation, to repurchase 1,250 shares owned by Mr. Rock if he should cease to serve on our Board of Directors. This repurchase right expires on April 23, 2001.

 (8) Includes a warrant to purchase 15,736 shares exercisable within 60 calendar days of March 31, 2001. Includes options to purchase 25,000 shares of common stock exercisable within 60 calendar days of March 31, 2001, all of which are vested at March 31, 2001. We have the right, but not the obligation, to repurchase 1,250 shares owned by Dr. Maxfield if he should cease to serve on our Board of Directors. This repurchase right expires on April 23, 2001.

 (9) Includes options to purchase 173,541 shares of common stock exercisable within 60 calendar days of March 31, 2001, of which 102,187 shares are vested at March 31, 2001.

(10) Includes options to purchase 200,000 shares of common stock exercisable within 60 calendar days of March 31, 2001, of which 49,999 shares are vested at March 31, 2001.

(11) Includes options to purchase 193,125 shares of common stock exercisable within 60 calendar days of March 31, 2001, of which 95,934 shares are vested at March 31, 2001.

(12) Includes a warrant to purchase 10,000 shares of common stock exercisable within 60 calendar days of March 31, 2001. Includes options to purchase 50,000 shares of common stock exercisable within 60 calendar days of March 31, 2001, of which 43,750 shares are vested at March 31, 2001.

(13) Includes options to purchase 30,000 shares of common stock exercisable within 60 calendar days of March 31, 2001, of which 28,750 shares are vested at March 31, 2001.

(14) Represents options to purchase 35,000 shares of common stock exercisable within 60 calendar days of March 31, 2001, all of which shares are vested at March 31, 2001.

(15) Includes warrants to purchase an aggregate of 344,819 shares of common stock exercisable within 60 calendar days of March 31, 2001. Includes options to purchase an aggregate of 2,137,208 shares of common stock exercisable within 60 calendar days of March 31, 2001, of which 1,054,775 shares are vested at March 31, 2001. We have the right, but not the obligation, to repurchase an aggregate of 13,125 shares owned by our officers and directors if such officers and directors should discontinue their employment with our company or cease to serve on our Board of Directors. This repurchase right expires on various dates through December 17, 2001.

                               OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors and 10% stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

   Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during fiscal year 2000.

Certain Transactions

 Loans to Employees

   In March 1998, Peter Mehring, our Vice President of Engineering, was granted an option to purchase 200,000 shares of common stock pursuant to our 1997 Stock Plan at a per share exercise price of $2.00. The option vests ratably over four years and provides for the exercise of unvested shares. In April 1998, Mr. Mehring exercised an option for 50,000 unvested shares and executed a promissory note in the principal amount of $100,000 payable to our company. The note was a full recourse note, was secured by the shares and bore interest at the annual rate of 5.7%. The note and the accrued interest thereon were paid off in full on January 31, 2001.

   In December 2000, we advanced $300,000 to Mr. Mehring against his scheduled full compensation for calendar year 2001. The advance will be deemed repaid to our company in 24 equal installments of $12,500 on each Echelon payroll date during 2001. In the event of Mr. Mehring's termination of employment, any unpaid amount of the advance shall be repaid within ten days of the effective date of such termination, following which date any unpaid amount shall bear interest at the rate of 10% per annum until repaid in full. As of March 31, 2001, $225,000 of the advance remained unpaid.

   In April 2001, we loaned Mr. Mehring an aggregate of $1,000,000 which Mr. Mehring will use for paying his federal income taxes. Mr. Mehring issued to us two promissory notes, one of which is secured by a second deed of trust on his primary residence and the other of which is secured by a second deed of trust on a second residence. Each note is in the principal amount of $500,000 and bears interest at the rate of 4.54% per annum, compounded monthly. The interest accruing under each note is due and payable in monthly installments over the three year term of the note, and the principal is due and payable on April 6, 2004, subject to earlier repayment upon the occurrence of certain events.

   In December 2000, we loaned Thad Starkey, our Vice President of Operations, $250,000 which Mr. Starkey will use for paying his California state income taxes. Mr. Starkey issued to us a promissory note secured by a second deed of trust on his primary residence. The note bears interest at the rate of 6.10% per annum, compounded monthly. The interest accruing under the note is due and payable in monthly installments over the three year term of the note, and the principal is due and payable on December 29, 2003, subject to earlier repayment upon the occurrence of certain events.

   In April 2001, we loaned Mr. Starkey $500,000 which Mr. Starkey will use for paying his federal income taxes. Mr. Starkey issued to us a promissory note secured by Mr. Starkey's personal property. The note bears interest at the rate of 4.54% per annum, compounded monthly. The interest accruing under the note is due and payable in monthly installments over the three year term of the note, and the principal is due and payable on April 16, 2004, subject to earlier repayment upon the occurrence of certain events.

 Agreements with ENEL

   Pursuant to a research and development and technological cooperation agreement, dated June 28, 2000, between our company and ENEL Distribuzione SpA, an affiliate of ENEL S.p.A. ("ENEL"), we will cooperate with ENEL to integrate our LonWorks system into ENEL's remote metering management project in Italy. Under this project, ENEL intends to provide digital electricity meters and a complete home networking infrastructure to Italian households over a three-year period. We believe that revenue for the year ending December 31, 2001 arising out of this project may be approximately 30% of our revenue for the year.

   Pursuant to a common stock purchase agreement, dated June 30, 2000, between our company and ENEL S.p.A., ENEL agreed to purchase, for cash, 3,000,000 newly issued shares of our common stock for a purchase price to be based on the average trading price prior to the closing (subject to a minimum price of $87.3 million and a maximum price of $130.9 million). The closing of this stock purchase occurred on September 11, 2000. Based on the average price of our common stock prior to that date, the total purchase price for the 3,000,000 shares was $130.9 million and after deducting expenses associated with the transaction, we received $130.7 million. Until the earlier of September 11, 2003 or 30 days following the termination of the research and development and technological cooperation agreement with ENEL Distribuzione, ENEL shall not, except under limited circumstances, sell or otherwise transfer such shares. The stock purchase agreement also gives ENEL the right to nominate a member of our Board of Directors as long as ENEL owns at least two million shares of our common stock. As a condition to the closing of the stock purchase agreement, our directors agreed to enter into a voting agreement with ENEL in which each of them agreed to vote the shares of our company's common stock that they beneficially own or control in favor of ENEL's nominee to our Board of Directors. M. Francesco Tato has served as ENEL's representative on our Board of Directors since September 2000.

   Pursuant to a registration rights agreement, dated September 11, 2000, between our company and ENEL, ENEL may, subject to certain conditions and limitations, request that we register the shares purchased under the common stock purchase agreement. In the event we elect to register any of our securities, ENEL may, subject to certain limitations, include the shares purchased under the common stock purchase agreement in such registration.

 Air Travel Arrangement

   From time to time, Mr. Oshman uses private air travel services for business trips for himself and for any employees accompanying him. These private air travel services are provided by certain entities controlled by Mr. Oshman or Mr. Markkula. Our net cash outlay with respect to such private air travel services is no greater than comparable first class commercial air travel services. Such net outlays to date have not been material.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth information concerning the compensation that we paid during the last three fiscal years to our Chief Executive Officer and our five other most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2000. All option grants were made under our 1997 stock plan.

                                                                Long-Term
                                                               Compensation
                                Annual Compensation               Awards
                         ------------------------------------- ------------
                                                  Other Annual  Securities   All Other
Name and Principal       Fiscal Salary     Bonus  Compensation  Underlying  Compensation
Position                  Year    ($)       ($)      ($)(1)    Options (#)     ($)(2)
------------------       ------ -------    ------ ------------ ------------ ------------
M. Kenneth Oshman.......  2000        1(3)    --        --       100,000       1,584
 Chairman of the Board,   1999        1(3)    --        --       150,000       1,584
  President               1998  248,000    10,947       --       100,000       1,623
 and Chief Executive
  Officer

Lawrence Y.H. Chan......  2000  220,000       --    110,054       30,000       1,726
 Vice President, Asia     1999  210,000       --    124,628       50,000       1,584
  Pacific and             1998  210,000    20,000    44,686       35,000         897
 Japan

Frederik H. Bruggink....  2000  220,000       --     88,640       50,000       1,584
 Vice President, Europe,  1999  210,000       --     89,952       50,000       1,584
  Middle East             1998  210,000    20,000    20,739       35,000       1,584
 and Africa

Peter A. Mehring........  2000  275,000       --        --        50,000       1,320
 Vice President,          1999  250,000       --        --        75,000       1,307
  Engineering             1998  203,125       --        --       225,000         749


Oliver R. Stanfield.....  2000  275,000       --        --        50,000       1,386
 Vice President of        1999  260,000       --        --        75,000       1,386
  Finance and             1998  240,000    10,594       --        50,000       1,425
 Chief Financial Officer

Beatrice Yomark.........  2000  275,000       --        --        50,000       1,531
 Vice President of        1999  260,000       --        --        75,000       1,531
  Marketing and           1998  240,000    10,594       --        50,000       1,571
 Sales

--------
(1) Consists of sales commissions.

(2) Consists of premiums paid by the Company for life insurance coverage.

(3) Mr. Oshman requested that his total cash compensation for the fiscal years ending December 31, 1999 and 2000 be set at $1.00.

Option Grants in Last Fiscal Year

   The following table sets forth certain information with respect to stock options granted to our Chief Executive Officer and our five most highly compensated executive officers during the fiscal year ended December 31, 2000. We have never granted any stock appreciation rights. All option grants were made under our 1997 stock plan.

                                      Individual Grants(1)
                         ------------------------------------------------
                                                                              Potential
                                                                          Realizable Value
                                                                          At Assumed Annual
                                                                           Rates of Stock
                         Number of      % of Total                              Price
                         Securities      Options                          Appreciation For
                         Underlying     Granted to   Exercise                Option Term
                          Options       Employees    Price Per                 ($)(5)
                          Granted     In Fiscal Year   Share   Expiration -----------------
Name                        (#)           (%)(3)      ($)(4)      Date      5%       10%
----                     ----------   -------------- --------- ---------- ------- ---------
M. Kenneth Oshman.......  100,000(2)       5.9         30.25    04/27/05  835,752 1,846,793
Lawrence Y.H. Chan......   30,000          1.8         30.25    04/27/05  250,726   554,038
Frederik H. Bruggink....   50,000          2.9         30.25    04/27/05  417,876   923,396
Peter A. Mehring........   50,000(2)       2.9         30.25    04/27/05  417,876   923,396
Oliver R. Stanfield.....   50,000          2.9         30.25    04/27/05  417,876   923,396
Beatrice Yormark........   50,000          2.9         30.25    04/27/05  417,876   923,396

--------
(1) All of these options were granted on April 27, 2000 and vest as to one-fourth of the shares on April 27, 2001 and as to one-forty-eighth of the shares at the end of each month thereafter, subject to the employee's continued employment with our company.

(2) This option may be exercised prior to full vesting, subject to the optionee entering into a restricted stock purchase agreement with respect to unvested shares.

(3) Based on a total of 1,704,975 options granted to all employees in the fiscal year ended December 31, 2000.

(4) The exercise price per share is equal to the closing price of our common stock on the market trading day immediately preceding the date of grant.

(5) Potential gains are net of the exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation based upon the deemed fair market value are mandated by the rules of the SEC and do not represent our estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on our future financial performance, overall market conditions and the option holders' continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table sets forth our Chief Executive Officer and our five other most highly compensated executive officers information concerning shares acquired upon exercise of stock options in the fiscal year ended December 31, 2000 and exercisable and unexercisable options held as of December 31, 2000.

                                                       Number of
                                                 Securities Underlying      Value of Unexercised
                           Shares               Unexercised Options at     In-the-Money Options at
                         Acquired on   Value   December 31, 2000 (#)(2)   December 31, 2000 ($)(3)
                          Exercise   Realized  -------------------------- -------------------------
Name                         (#)      ($)(1)   Exercisable  Unexercisable Exercisable Unexercisable
----                     ----------- --------- -----------  ------------- ----------- -------------
M. Kenneth Oshman.......       --          --    350,000(4)       --       2,256,175         --
Lawrence Y.H. Chan......       --          --    185,000(5)    30,000      2,233,413         --
Frederik H. Bruggink....    65,000   3,353,338   295,000(6)    50,000      3,861,138         --
Peter A. Mehring........   100,000   9,150,000   150,000(7)    50,000        901,525     703,125
Oliver R. Stanfield.....    69,600   2,460,938   355,400(8)    50,000      4,506,328         --
Beatrice Yormark........    82,500   3,156,375   342,500(9)    50,000      4,317,181         --

--------
(1) The value realized is based on the closing price of our common stock on the date of exercise, minus the per share exercise price, multiplied by the number of shares exercised.

(2) All options granted under our 1988 stock option plan and certain options granted to our officers under our 1997 stock plan may be exercised immediately upon grant and prior to full vesting, subject to the optionee entering into a restricted stock purchase agreement with respect to unvested shares.

(3) The value of underlying securities is based on the $16.0625 per share closing price of our common stock on December 29, 2000 (the last market trading day in 2000) minus the aggregate exercise price.

(4) Includes 118,750 vested shares and 231,250 unvested shares as of December 31, 2000.

(5) Includes 90,622 vested shares and 94,378 unvested shares as of December 31, 2000.

(6) Includes 231,875 vested shares and 63,125 unvested shares as of December 31, 2000.

(7) Includes 43,750 vested shares and 106,250 unvested shares as of December 31, 2000.

(8) Includes 252,272 vested shares and 103,128 unvested shares as of December 31, 2000.

(9) Includes 239,372 vested shares and 103,128 unvested shares as of December 31, 2000.

Compensation Committee Interlocks and Insider Participation

   During 2000, the Compensation Committee was comprised of Robert R. Maxfield and Richard M. Moley, both of whom were nonemployee directors. No interlocking relationship exists between any member of our Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee sets the compensation of our Chief Executive Officer, reviews the design and effectiveness of compensation programs for other key executives, and approves stock option grants for our employees. The Committee is comprised entirely of outside directors who have never served as officers of our company.

   The goals of the Compensation Committee are to align compensation with our performance and objectives and to attract, retain and reward executive officers and employees whose contributions are critical to the long-term success of our company.

   The primary components of our executive compensation package are salary, commissions for sales executives and stock options. We set our compensation package to be competitive with the marketplace.

 Salary

   The level of base salary for executive officers is set based upon their scope of responsibility, level of experience and individual performance. The salary range for each position is reviewed against the Radford Survey (a third-party compensation survey) data for high-tech companies with similar sales volumes located in the same geographic area. Additionally, the Compensation Committee takes into account general business and economic conditions and current circumstances of our company.

 Commission for sales executives

   Our 2000 sales commission plan provided the opportunity for commission payments based on meeting our revenue objectives. These plans were set at the beginning of the fiscal year.

 Stock options

   The Compensation Committee believes that the granting of stock options is an important method of rewarding and motivating our employees by aligning employees' interests with our stockholders. The

Compensation Committee also recognizes that a stock incentive program is a necessary element in a competitive compensation package. The program utilizes a vesting schedule to encourage our employees to continue in the employ of our Company and to encourage employees to maintain a long-term perspective. In determining the size of stock option grants, the Compensation Committee focuses primarily on the employees' current and expected future value to our company. The Compensation Committee also considers the number of unvested options held by the employee.

 Compensation of the Chief Executive Officer

   On December 16, 1999, Mr. Oshman requested that his total compensation for the fiscal year ending December 31, 2000 be set at $1.00.

   In April 2000, the Compensation Committee, in consultation with the Board of Directors, granted Mr. Oshman an option to purchase 100,000 shares of our common stock at an exercise price of $30.25, the then current fair market value. Twenty-five percent of the option vests on April 27, 2001. The option vests at a rate of 1/48 per month thereafter until fully vested on April 27, 2004.

   On December 14, 2000, Mr. Oshman requested that his total compensation for the fiscal year ending December 31, 2001 be set at $1.00.

Compensation Committee

Robert R. Maxfield
Richard M. Moley

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee of our Board of Directors serves as the representative of our Board for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent accountants, Arthur Andersen LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

   In this context, the Audit Committee hereby reports as follows:

  1. The Audit Committee has reviewed and discussed the audited financial statements with our management.

  2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

  3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

  4. Based on the review and discussion referred to in paragraphs (1) through
     (3) above, the Audit Committee recommended to our Board of Directors, and our Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the SEC.

   Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers.

Audit Committee

Robert J. Finocchio, Jr.
Armas Clifford Markkula, Jr.
Arthur Rock

                            AUDIT AND RELATED FEES

Audit Fees

   Arthur Andersen LLP billed us an aggregate of $152,500 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

Financial Information Systems Design and Implementation Fees

   Arthur Andersen LLP did not provide any services in connection with the design and implementation of financial information systems during 2000.

All Other Fees

   Arthur Andersen LLP billed us an aggregate of $138,700 in fees for tax compliance and consulting services rendered to us and our affiliates for the fiscal year ended December 31, 2000.

   The Audit Committee has determined that the provision of information technology services and other non-audit services is compatible with Arthur Andersen LLP's independence.

                         STOCK PRICE PERFORMANCE GRAPH

   The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the S&P 500 Index and the S&P Technology 500 (comprised of those companies in the technology sector of the S&P 500 Index). The graph assumes that $100 was invested in our common stock on July 27, 1998, the effective date of our initial public offering, and in the S&P 500 Index and the S&P Technology 500, including reinvestment of dividends. Historic stock price performance is not necessarily indicative of future stock price performance.

                       [PERFORMANCE GRAPH APPEARS HERE]

                                     INDEXED RETURNS
                                     Company / Index
  Quarter           ------------------------------------------------------
  Ending            Echelon Corp.    S&P 500 Index    S&P Technology Index
-----------         -------------    -------------    --------------------
Base Period
27 Jul 1998            $100.00          $100.00              $100.00
   Sep 1998              28.57            88.91                93.08
   Dec 1998              55.36           107.85               124.87
   Mar 1999             142.86           113.22               139.73
   Jun 1999              95.54           121.20               155.80
   Sep 1999             108.93           113.63               162.70
   Dec 1999             279.46           130.54               218.68
   Mar 2000             935.71           133.53               247.39
   Jun 2000             827.69           129.99               225.16
   Sep 2000             419.64           128.73               194.39
   Dec 2000             229.46           118.65               131.32

                                 OTHER MATTERS

   As of the date hereof, the Board of Directors is not aware of any other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors recommends or as they otherwise deem advisable.

                    VOTING VIA THE INTERNET OR BY TELEPHONE

For Shares Directly Registered in the Name of the Stockholder

   Stockholders with shares registered directly with Mellon Investor Services LLC ("Mellon") may vote those shares telephonically by calling 1-800-840-1208 (within the U.S. and Canada only, toll-free), or via the Internet at Mellon's voting Web site (http://www.proxyvoting.com/elon).

For Shares Registered in the Name of a Broker or a Bank

   A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Mellon for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com).

General Information for All Shares Voted Via the Internet or By Telephone

   Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 8, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Our legal counsel has advised us that the Internet voting procedures that have been made available through Mellon are consistent with the requirements of applicable law. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

                                          THE BOARD OF DIRECTORS

Sunnyvale, California
April 30, 2001

                                                                     Appendix A

                              ECHELON CORPORATION

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

Purpose:

   The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Echelon Corporation (including any subsidiaries) ("Echelon"), to provide to the Board of Directors the results of its examinations and related recommendations, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

   In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time determines.

Membership:

   The Audit Committee will consist of at least three (3) members of the Board, all of whom shall be independent as that term is defined by the rules of the National Association of Securities Dealers. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

   Each member of the Audit Committee shall be financially literate and at least one member must also have accounting or related financial management experience. Financial literacy shall mean the ability to read and understand financial statements including Echelon's balance sheet, income statement and cash flow statement or become so able within a reasonable period after joining the committee. The past experience criterion shall be past employment in finance or accounting, requisite professional certification in accounting or comparable experience, or background that results in the individual's financial sophistication, including being or having been a Chief Executive Officer, Chief Financial Officer or other senior officer with financial oversight responsibilities.

Responsibilities:

   The independent auditor is ultimately accountable to the Board of Directors and the Audit Committee. The responsibilities of the Audit Committee shall include:

   1. Review on a continuing basis the adequacy of Echelon's system of internal controls.

   2. Review on a continuing basis the requirement to have an internal audit function, and, to the extent there is an internal audit function, review on an ongoing basis the activities, organizational structure and qualifications of Echelon's internal audit function. To the extent reports from an internal audit function are completed, review the summary findings from completed internal audits and progress reports on the implementation of their conclusions.

   3. Periodically review the accounting principles, policies and practices followed by the company in accounting for and reporting its business activities. In addition, review major proposed changes in accounting or reporting principles and policies.

   4. Ensure that Echelon fulfills its responsibilities for the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and SEC rules and regulations. This includes:

     -- Review of period financial reports (e.g. 10Q, 10K, Annual Report to
        Shareholders), proxy materials, and select other public documents containing Echelon financial information.

        Management and/or the auditors shall fully review with the Audit Committee any significant changes in accounting policies or methods that would materially affect reported results prior to the issuance of period financial reports.

     -- Review with management and independent auditors significant adjustments, estimates, new accounting policies, management adjustments or disagreements, if any, prior to any public announcement of such financial results.

   5. Review significant suggestions for improvements provided by independent auditors to management. Periodically monitor the status and progress of Echelon on said suggestions for improvements.

   6. Annually evaluate and recommend the approval of independent auditors to the Board of Directors and shareholders. Review the scope, cost, results and effectiveness of the annual audit, together with all other professional services fees by the accounting firm and/or consulting affiliates.

   7. Ensure the independent auditors submit a formal written statement consistent with Independence Standard Board No. 1 regarding relationships and services which may affect objectivity and independence. Discuss any relevant matters with the independent auditors and recommend that the full Board take appropriate action to ensure the independence of the auditor.

   8. Review, in conjunction with counsel, any legal matters that could have a significant impact on Echelon's financial statements, including without limitation compliance with any disclosure obligations, regulatory obligations, and the corporate code of conduct, reviewing any related party transactions for potential conflicts of interest, and if necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist.

   9. Provide oversight and review of Echelon's asset management policies, including an annual review of Echelon's investment policies and performance for cash and short-term investments.

  10. Perform other oversight functions as requested by the full Board of Directors.

   In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

Meetings:

   The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

   The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of Echelon at least annually to review the financial affairs of Echelon. The Audit Committee will meet with the independent auditors of Echelon at such times as it deems appropriate, to review the independent auditor's examination and management report.

Reports:

   The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

Minutes:

   The Audit Committee will maintain written minutes of its meetings, which minutes, as well as any actions by unanimous written consent, will be filed with the minutes of the meetings of the Board of Directors.

                                  APPENDIX B
                                  ----------
PROXY
                              ECHELON CORPORATION
                      2001 Annual Meeting of Stockholders
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              ECHELON CORPORATION

     The undersigned stockholder of Echelon Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2001, and hereby appoints M. Kenneth Oshman and Oliver R. Stanfield, and each of them, proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of Echelon Corporation to be held on Monday, June 11, 2001, at 9:30 a.m., Pacific Time, at the offices of Echelon Corporation, 415 Oakmead Parkway, Sunnyvale, California 94086 and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, "FOR" THE RATIFICATION OF OUR INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                 CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

1.   ELECTION OF DIRECTORS:

     FOR    WITHHELD

     [ ]      [ ]

     Nominees:
     01  Richard M. Moley
     02  Arthur Rock
     03  M. Francesco Tato

Withheld for the nominees you list below; (write nominee(s) name in the space provided below).

--------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001:

     [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

     In their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

Signature                       Signature                       Dated
         --------------------            --------------------        -----------

This Proxy should be marked, dated, signed by the stockholder(s) exactly as its, his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

                      Detach here from proxy voting card.

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


                                   Internet
                        http://www.proxyvoting.com/ELON

  Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

                                   Telephone
                                1-800-840-1208

 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

                                     Mail

             Mark, sign and date your proxy card and return it in
                      the enclosed postage-paid envelope.


              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.